Exhibit 99.1

 Acquisition of Monsanto to Create a Global Leader in Agriculture Innovation Powerhouse to Deliver Integrated Solutions for the Next Generation of Farming Investor Conference Call May 23, 2016 Forward-Looking Statements This presentation may contain forward-looking statements based on current assumptions and forecasts made by Bayer management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of the company and the estimates given here. These factors include those discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. The company assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments. Page 2 Investor Conference Call May 23, 2016

• 36% premium over Monsanto’s three-month volume-weighted average Additional information This communication relates to a proposed offer by Bayer Aktiengesellschaft or its subsidiaries (“Bayer”), to purchase all of the outstanding shares of common stock, par value $0.01 per share, of Monsanto Company, a Delaware corporation (“Monsanto”). This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of Monsanto. No tender offer for the shares of Monsanto has commenced at this time. At the time a tender offer for the shares of Monsanto is commenced, Bayer will file tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) with the Securities and Exchange Commission (the “SEC”) with respect to the tender offer. Any definitive tender offer documents will be mailed to the stockholders of Monsanto. STOCKHOLDERS OF MONSANTO ARE URGED TO READ THE RELEVANT TENDER OFFER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE TENDER OF THEIR SHARES. Stockholders of Monsanto will be able to obtain free copies of these documents (if and when available) and other documents filed by Bayer with the SEC through the website maintained by the SEC at www.sec.gov. Page 3 Investor Conference Call May 23, 2016 Compelling Proposal for Monsanto Shareholders • $62bn (EV) all-cash offer to acquire 100% of Monsanto incl. net debt • Purchase price of $122 per Monsanto share • Premium of 37% to Monsanto’s share price of $89.03 on May 9, 2016 the day prior to the offer share price as of May 9, 2016 • LTM* EBITDA multiple of 15.8x as of February 29, 2016 • Financed by a combination of debt and equity • Equity portion expected to represent ~25% of the EV and to be raised primarily via a rights offering • Financing supported by BofA Merrill Lynch and Credit Suisse • Offer not subject to a financing condition • Confident to obtain regulatory approval Highly attractive, certain and immediate value for Monsanto shareholders *Last Twelve Months Page 4 Investor Conference Call May 23, 2016 Transaction Certainty Substantial Premium Attractive Offer

Unique and Compelling Opportunity for Bayer

Strong Fit with Bayer's Strategy	• Reinforces Bayer as a Life Science company with leadership positions in its core business segments • Targeting an attractive long-term growth industry • Highly innovative biotech based business addressing unmet scientific need
Integrated Leader in Agriculture	• Combination creates an industry leader in Crop Science with integrated offering of Seeds & Traits, Crop Protection, Biologics and Digital Farming • Broad product portfolio as well as broad and deep combined R&D pipeline to deliver better solutions for farmers
Significant Value Creation	• ~$1.5bn total synergies after year three plus additional integrated offer benefits in future years • Accretion to core EPS by mid-single digit percentage in the first full year after closing and double-digit percentage thereafter • Potential to command premium valuation for combined Crop Science business via re-rating

Page 5 Investor Conference Call • May 23, 2016

Strong Strategic Fit with Bayer's Life Science Focus

Bayer Criteria	Monsanto's Characteristics
Focus On Science Based Innovation	✓ Highly innovative biotech based business model ✓ Leading R&D capabilities and productivity
Attractive Business Model	✓ Focus on highly regulated industry ✓ Strong IP positions and leveraging technology to shape the industry
Leading Positions	✓ Leading in Seeds & Traits with strong brands ✓ At the forefront of Digital Farming
Strong Growth Dynamics	✓ Well positioned to benefit from strong secular industry growth ✓ Focus on high growth regions and segments
Highly Profitable	✓ Industry leading margins ✓ Highly cash generative

Page 6 Investor Conference Call • May 23, 2016

Leader in Life Science with a Balanced Portfolio


2015 Life Science Sales
Animal Health
Reconciliation
Consumer Health
4%
3%
Crop Science
18%
30%
Total €34.3bn
45%
Pharma
Acquisition of Monsanto
2015 Pro Forma Life Science Sales incl. Monsanto
Crop Science
Total €47.1bn
49% combined pro-forma
Monsanto
Healthcare businesses 49%

Page 7 Investor Conference Call • May 23, 2016

Excluding Covestro; Monsanto company reports
Monsanto sales calculated at avg. 2015 Fx rate (USD/EUR=1.11)

Creating an Integrated Leader in Agriculture

Integrated Crop Solutions	• Combining leading Crop Protection and Seeds & Traits platforms • Larger range of products and solutions to be offered to farmers (S&T, CP, Biologics, Digital Farming)
Balanced Portfolio	• Diversified portfolio across geographies, indications and crops reduces risk • Limited portfolio overlap supports further growth potential
Go-to-Market Strategy	• Significantly enhanced access to farmers, best-in-class sales force and comprehensive product portfolio
Innovation	• Creating an innovation powerhouse with strong R&D platform, world-class scientists and robust pipeline in CP, seeds (breeding) and traits (e.g. next generation HT and IR traits) • Creating a leading platform in Biologics and Digital Farming

Page 8 Investor Conference Call • May 23, 2016

CP: Crop Protection, HT: Herbicide Tolerance, IR: Insect Resistance, S&T: Seeds and Traits

Combination Addresses Fundamental Global Challenges

BAYER

~10 billion
United Nations 2015
People on the planet by 2050

+16%
OECD-FAO AGRICULTURAL OUTLOOK 2015-2024
Rising per capita protein intake by 2024

€120 billion
from ~€85bn in 2015[3]
Estimated Ag input market size by 2025

-17%
From 0.218 ha/capita in 2015 to 0.181 ha/capita in 2050[2]
Declining hectares of farmland per capita by 2050

-17%
Nelson[1] / FAO[2]
Biophysical effect of climate change shocks on yields by 2050

+60%
FAO[2]
Productivity increase required to feed the planet by 2050

[1]Nelson et. al. (2014) [2]FAO 2016 "Climate change and food security"
[3]This includes Seeds & Traits and Crop Protection

Page 9 Investor Conference Call • May 23, 2016

Delivering Solutions for Next Generation of Farming

BAYER

Increase Efficiency	• Overcome increasing gap of demand and availability of skilled labor
Optimize Yield	• Raise yield given the environmental conditions by taking right decisions on genetics, agronomic practices and input factors
Ensure Sustainability	• Optimize input factors (e.g. fertilizer, crop protection) to protect natural resources
Manage Volatility	• Manage agronomic volatility and better mitigate risks, e.g. weather and commodity prices

This will increase demand for:
- Tailor made solutions
- Higher productivity
- Enhanced sustainability

Page 10 Investor Conference Call • May 23, 2016

Creating a Global Leader in ~€85bn Agriculture Industry

2015 Pro Forma Sales (€bn)[1]


Crop Protection
Seeds & Traits
Bayer Crop Science + Monsanto
23.1
Syngenta + ChemChina Ag[2]
14.8
Dow Ag + DuPont Ag
14.6
BASF Ag
5.8

[1]based on company information and internal calculations (at avg. 2015 Fx rate USD/EUR=1.11) assumes Dow/DuPont and ChemChina/Syngenta transactions completed [2]excludes Adama non-Ag sales

Page 11 Investor Conference Call • May 23, 2016

Integrated Solutions Across Crop Protection and Seeds & Traits

Bayer Crop Science

- Best-in-class Crop Protection portfolio
- Focus on "Plant Health"
- Excellence in chemistry
- Biologics platform
- Access to complete Life Science technology platform

Monsanto

- Best-in-class Seeds & Traits portfolio
- Focus on "yield"
- Breeding and trait development focus
- Advanced Digital Farming platform

Bayer CS + Monsanto Integrated Platform

- Commercial packages across a broad set of key crops and geographies
- Strong integrated product offerings
- Strong R&D platform, Digital Farming beginning to serve as "integrator"


Seeds & Traits
Crop Protection

Page 12 Investor Conference Call • May 23, 2016

Combination of Superior Products and Services Enables Integrated Crop Solutions



Full optimization of all inputs over the growing cycle
Additional Services
Seeds & Traits
Seeds Treatment
Weed Management
Pest Management
Disease Management
Consultancy
Digital Farming

Tailor-made customer solutions that holistically enhance yield and sustainability ensuring safe, healthy and affordable food

Page 13 Investor Conference Call • May 23, 2016

Superior Offering Across All Relevant Product Segments

2015 Pro Forma Sales (€bn)[1]



Bayer CS
Monsanto
Seeds & Traits
10.2
Herbicides
6.5
Fungicides
2.9
Insecticides
1.6
SeedGrowth
1.1
Env. Science
0.8
Total
10.4
12.7
23.1

[1]based on company information and internal calculations (at avg. 2015 Fx rate USD/EUR=1.11)

Page 14 Investor Conference Call • May 23, 2016

Significantly Strengthened Footprint Around The World

2015 Pro Forma Sales (€bn)[1]


Bayer CS
Monsanto
North America
10.5
Latin America
5.8
Europe
4.7
Asia Pacific
2.1
Total
10.4
12.7
23.1

2015 Sales Split

	Bayer CS + Monsanto	Industry
North America	45%	24%
Latin America	25%	26%
Europe	20%	23%
Asia Pacific	9%	27%

[1]based on company information and internal calculations (at avg. 2015 Fx rate USD/EUR=1.11)
Rounding errors may cause little differences

Page 15 Investor Conference Call • May 23, 2016

Creation of an Innovation Powerhouse

2015 Pro Forma R&D Investment (€bn)[1]


Crop Protection
Seeds & Traits
Total
2.5
1.6
1.3
0.7 [2]
Bayer CS + Monsanto
Dow Ag + DuPont Ag
Syngenta + ChemChina Ag
BASF Ag
% of Sales
10.6%
10.6%
8.5%
11.4%

- Well positioned to deliver sustainable advances in agriculture for an increasing global population
- Capabilities and critical mass in all relevant R&D platforms
  - Breeding
  - Traits (GM and non-GM)
  - Chemistry
  - Biologics
  - Seed Treatment
  - Digital Farming
- Cross-technology capabilities
- Broad and deep combined R&D pipeline

[1]based on company information and internal calculations excl. synergies (at avg. 2015 Fx rate USD/EUR=1.11)
assumes Dow/DuPont and ChemChina/Syngenta transactions completed
[2]BASF: includes ~€150 million for Plant Science

Page 16 Investor Conference Call • May 23, 2016

Joint Innovation Capabilities to Address Farmers' Needs

Selected Customer Needs	Combined Leading R&D Capabilities Create Additional Innovation Potential: Bayer	Monsanto
Integrated weed management	Promising new herbicide chemistry	Herbicide tolerance platform
Breaking insecticide resistance	Innovative insecticides	New Bt-trait* technology
Fighting nematodes	SeedGrowth technology	Novel nematode control
Next leading herbicide platform in corn and soy	Chemistry expertise	Trait technology platform
Improving wheat yield	Hybridization platform	Unique breeding technology
Optimizing sustainable agriculture	Agronomic modelling capabilities	Leading Digital Ag platform

*Bt = Bacillus thuringiensis

Page 17 Investor Conference Call • May 23, 2016

Well Positioned to Gain Value from Digital Farming

Future Ag Industry

- Strong focus on technology and service
- New ways to interact with customers at farm and field level
- From products & services to providing solutions

Next Generation of Farming

- High predictability of yield and input
- Customized advice and service
- Ease of application
- Major advances in sustainability

Combined Business at the Forefront of Digital Farming

- ✓ Leading digital platform with direct grower access
- ✓ Best-in-class data analytics & reporting
- ✓ Complementary agronomic knowledge & advanced modelling
- ✓ Broad scientific and commercial partnering network

Page 18 Investor Conference Call • May 23, 2016

Attractive Value Creation for Bayer Shareholders

~$1.5bn total synergies after year three plus additional integrated offer benefits in future years

Cost Synergies
- Significant synergies expected in-line with industry benchmarks from optimizing product supply chains, marketing & sales and R&D teams, as well as overhead reduction

Sales Synergies
- Top-line acceleration expected to result from more customized product combinations and integrated solutions across geographies (primarily in the Americas) and indications

Earnings & Growth Accretion
- Core EPS accretion by mid-single digit percentage in the first full year after closing and double-digit percentage thereafter
- Margin accretive to Bayer

Premium Valuation
- Potential for trading multiple expansion due to Ag-leadership and enhanced overall earnings outlook for Bayer

Page 19 Investor Conference Call • May 23, 2016

Delivering Shareholder Value Through Superior Execution

Building Leading Life Science Franchise + **Proven Integration Track Record**

Sales (€bn) and EBITDA Margin (%)[1]



Rebuilt Pharma
3.2
20%
2004
15.3
30%
2015
Global Leadership in Consumer Health
1.3
21%
2004
6.1
24%
2015
Building a New Leader in Crop Science
5.9
21%
2004
23.1
12.7
Monsanto
10.4
~27%[2]
2015

- Experienced acquirer having successfully integrated various multi-billion € transactions
  - Aventis CropScience
  - Schering
  - Roche OTC
  - Merck & Co. Consumer Care
- Monsanto integration no more complex than previous integrations

Increased market cap ~4x since 2004[3]

[1]2015 figures restated according to new organizational structure
[2]2015 Pro-forma combined EBITDA margin
[3]As of December 31, 2004 and May 20, 2016

Page 20 Investor Conference Call • May 23, 2016

Proven Track Record of Identifying and Executing Value Creating M&A

	Aventis CropScience	Roche Consumer Health	Schering	Merck Consumer Care
Announcement	*2001*	*2004*	*2006*	*2014*
Transaction Value (Implied EBITDA Multiple)	€7.3bn (~10.2x)	€2.4bn (~12.5x)	€16.0bn (~12.5x)	$14.2bn (~21.0x)
Cost Synergies Planned vs. Achieved	€500m[2]	€120m[3]	€700m[4]	~$200m[5]
	Overachieved	Achieved	Overachieved	On target
Synergized EBITDA Multiple[1]	6.0x	7.7x	8.1x[4]	~13.7x

[1] Synergized multiples based on announced synergies [2] Announced cost synergies
[3] Announced cost synergies in the range of €100-120m [4] Including announced growth and cost synergies
No synergy split disclosed [5] Announced ~$200m of cost and ~$400m of revenue synergies

Page 21 Investor Conference Call • May 23, 2016

Proven Track Record of Deleveraging

Net Debt / LTM EBITDA Multiple*


5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Q2 2002
Q4 2002
Q4 2003
Q4 2004
Q4 2005
Q2 2006
Q4 2006
Q4 2007
Q4 2008
Q4 2009
Q4 2010
Q4 2014
Q4 2015
Acquisition of Aventis CropScience
Acquisition of Schering
Acquisition of Algeta & Merck & Co. Consumer Care

Impact on Bayer's Financial Profile

- Disciplined deleveraging after large acquisitions
- Strong combined cash flows available for rapid deleveraging
- Target investment grade rating post closing; remain fully committed to the single "A" credit rating category in the long term
- Dividend payout of 30-40% of core EPS to be maintained

*Last Twelve Months

Page 22 Investor Conference Call • May 23, 2016

•Immediate and certain value for and premium valuation of integrated business model as earnings accretion and enhanced Continuing the Successful Strategy for Bayer’s Healthcare Businesses pipeline marketing and sales partnerships, open innovation and Drive profitable growth in innovation-driven growing markets to generate value Page 23 Investor Conference Call May 23, 2016 A Compelling Transaction for Shareholders Benefits for Monsanto Shareholders Benefits for Bayer Shareholders •Substantial premium to share price •Strategic logic of integrating Seeds and attractive multiple & Traits and Crop Protection offers •All-cash payment compelling case for value creation •Potential for substantial synergies shareholders combined Ag business •Capitalizing on benefits of the •Benefits from margin expansion, previously recognized by Monsanto earnings growth •Stronger cash generation profile A highly value accretive transaction Page 24 Investor Conference Call May 23, 2016 Pharma • Maximize the value of launch products • Advance early and mid-stage • Drive commercial excellence in • Explore opportunities for bolt-on acquisitions Consumer Health • Globalize established brands • Launch innovation pipeline • Execute Emerging Markets focus strategies • Fully realize synergy potential from recent acquisitions • Open to incremental add-ons and alliances

 Background and Next Steps • May 10, 2016: Meeting with Monsanto to deliver Bayer’s private proposal • May 18/19, 2016: In response to media coverage, Monsanto disclosed that they received a proposal from Bayer; Bayer confirmed preliminary discussions • May 23, 2016: In response to further market speculation and stakeholder inquiries, Bayer publicly disclosed the contents of its private proposal • Bayer is looking forward to discussions with Monsanto and prepared to proceed immediately with due diligence and negotiations to achieve an agreed transaction • Bayer is fully committed to this compelling transaction Page 25 Investor Conference Call May 23, 2016